SUBORDINATION AGREEMENT

      This Subordination Agreement is made as of the 15th day of November, 2000 by and between Medtronic Asset Management, Inc., a Minnesota corporation (the "Subordinated Creditor") and Fleet National Bank (the "Bank").

      WHEREAS, the Bank (or its corporate predecessor) has entered into certain financing arrangements for EP MedSystems, Inc., a New Jersey corporation (the "Borrower"), pursuant to which the Bank has made and may in the future make loans to the Borrower on the terms and conditions described in a letter agreement dated March 31, 1999 between the Borrower and the corporate predecessor of the Bank (said letter agreement, as same may be from time to time amended, being hereinafter referred to as the "Loan Agreement"); and

      WHEREAS, the Subordinated Creditor wishes to make a $3,200,000 loan to the Borrower evidenced by that certain $3,200,000 Secured Promissory Note of the Borrower (the "Subordinated Note") issued pursuant to that certain Note Purchase Agreement (the "Subordinated Note Agreement") dated as of November 15, 2000 between the Borrower and the Subordinated Creditor (the obligations and indebtedness represented by said Subordinated Note and/or said Subordinated Note Agreement, as same may be from time to time amended or extended, including, without limitation, all principal, interest, fees and charges, being hereinafter referred to as the "Subordinated Debt"); and

      Whereas, absent the consent of the Bank, the incurrence of the Subordinated Debt by the Borrower would be in breach of the Loan Agreement; and

      WHEREAS, the Bank requires that the Subordinated Creditor enter into this Subordination Agreement as a condition precedent to the Bank's consent to the Borrower's incurrence of the Subordinated Debt;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby act and agree as follows:

      1. The Subordinated Creditor agrees that the payment of all of the Subordinated Debt is expressly subordinated, in the manner hereinafter set forth, in right of payment to the prior payment and satisfaction in full of the Senior Debt. As used herein, "Senior Debt" means (i) the principal, interest, fees and other sums payable from time to time to the Bank under the Loan Agreement and/or under the Revolving Note or the Term Note (each as defined in the Loan Agreement), each as same may be from time to time amended and (ii) any and all other indebtedness or liabilities of the Borrower to the Bank resulting from any other or additional credit hereafter extended by the Bank to or for the benefit of the Borrower. Interest, fees and charges constituting Senior Debt will be calculated as provided for in the note and/or other instruments governing same and without regard to whether or not same are allowable in any bankruptcy or insolvency proceedings involving the Borrower.

      2. (a) So long as any part of the Senior Debt is unpaid or any facility for loans or other extensions of credit by the Bank to or for the benefit of the Borrower remains in effect, no payment of or with respect to any Subordinated Debt shall be made at any time by the Borrower or received by the Subordinated Creditor without the prior written consent of the Bank, except as expressly provided below in this Section 2. If the Subordinated Creditor receives any payment to which the Subordinated Creditor shall not be entitled under this
Section 2, the Subordinated Creditor will hold any such payment in trust for the benefit of the Bank and, upon demand, will forthwith remit same to the Bank (and any such payments so remitted shall then not be treated as having been made to the Subordinated Creditor and shall not reduce its claim).

      (b) Notwithstanding anything to the contrary provided above in this
Section 2, at any time when neither a Payment Default Standstill Period (defined below) nor a Covenant Default Standstill Period (defined below) is in effect, the Borrower may pay as same become due any regularly-scheduled payments of principal of and interest (at a rate not in excess of Prime Rate (as defined herein) plus 2% per annum) on the Subordinated Debt.

      (c) As used in this Section 2, a "Payment Default Standstill Period" will be deemed to be in effect during any period commencing with the date on which a Payment Default occurs and ending only upon the earlier of (i) payment in full of the Senior Debt in cash or (ii) the expiration of 180 days (subject to extension as provided below) after the date on which such Payment Default occurs (unless all then existing Payment Defaults have been waived in writing by the Bank, in which case the Payment Default Standstill Period will end on the date of such waiver). As used herein, a "Payment Default" is a default with respect to the payment of money which occurs with respect to any of the Senior Debt or any instrument evidencing the same and which continues beyond the expiration of all applicable notice and/or grace periods, if any. If, at any time during a Payment Default Standstill Period, the Bank shall be restrained or prohibited by a court of competent jurisdiction or governmental agency asserting jurisdiction (or prohibited or prevented by any relevant law, rule or statute) from collecting the Senior Debt, the Payment Default Standstill Period shall be deemed extended until the later of: (A) the date upon which it would have otherwise expired pursuant to the terms of the first sentence of this Subsection 2(c), or (B) the 30th day following the last day on which the Bank is so restrained, prohibited or prevented.

      (d) As used in this Section 2, a "Covenant Default Standstill Period" will be deemed to be in effect during any period commencing with the giving of any Covenant Default Standstill Notice by the Bank to the Subordinated Creditor and ending on the 180th day thereafter (subject to extension as hereinafter provided) (or, if all of the relevant Covenant Defaults shall have been earlier waived by the Bank, the date of such earlier waiver), unless the Bank shall have accelerated any Senior Debt prior to such 180th day (in which case a Payment Default will be deemed to have resulted from such acceleration and a Payment Default Standstill Period will be deemed to have occurred, commencing on the date of such Payment Default and terminating only as provided in Subsection 2(c) above). If, at any time during a Covenant Default Standstill Period, the Bank shall be restrained or prohibited by a court of competent jurisdiction or governmental agency asserting jurisdiction (or prohibited or prevented by any relevant law, rule or statute) from accelerating any of the Senior Debt, the Covenant Default Standstill Period shall


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

be deemed extended until the later of: (A) the date upon which it would have otherwise expired pursuant to the terms of the immediately preceding sentence, or (B) the 30th day following the last day on which the Bank is so restrained, prohibited or prevented. As used herein, a "Covenant Default Standstill Notice" is a written notice given by the Bank to the Subordinated Creditor, at its address set forth below, stating that any Covenant Default under any Senior Debt or any instrument evidencing or relating to same has occurred for any reason or that any such Covenant Default would result from any proposed payment of Subordinated Debt. As used herein, "Covenant Default" means any Event of Default (other than a Payment Default) under the Loan Agreement; provided, however, that in determining whether or not an Event of Default has or would occur, compliance with each of Sections 3.7, 3.8 and 3.9 of the Loan Agreement will be determined both as at the fiscal quarter-end immediately preceding the date of any proposed payment (on a pro forma basis, giving effect to the proposed payment of Subordinated Debt as if made at such fiscal quarter-end) and, on a pro forma basis, as at the date of such payment, even if not a fiscal quarter-end. Notwithstanding anything provided above, the Bank may not give more than one Covenant Default Standstill Notice during any 360-day period.

      (e) "Prime Rate" shall mean the prime rate in effect on the particular date of determination as quoted by Wells Fargo Bank Minnesota, N.A., Minneapolis, MN.

      (f) Nothing contained in this Agreement will in any event be deemed to prevent the Subordinated Creditor from converting, at any time, all or any portion of the Subordinated Debt into equity of the Borrower and, upon such conversion, receiving and retaining shares of capital stock of the Borrower. Further, nothing contained in this Agreement will in any event be deemed to prevent the Subordinated Creditor from pursuing its rights and remedies under the Stock Pledge Agreement dated as of November 15, 2000 (the "Stock Pledge") between the Subordinated Creditor and David A. Jenkins; and the Subordinated Creditor may receive and retain the proceeds of any foreclosure, under the Stock Pledge, on the "Pledged Shares" described therein.

      3. In the event of an acceleration of any Senior Debt (or the making of demand with respect to any Senior Debt which is a demand obligation) or the failure to pay any Senior Debt at maturity, or in the event of any foreclosure by the Bank with respect to any Collateral (as defined in the Loan Agreement), or in the event of a distribution of the assets, dissolution, winding-up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

            (a) The Senior Debt shall be paid and satisfied in full in cash before the Subordinated Creditor is entitled to receive any payment on account of Subordinated Debt, and any payment or distribution to which any holder of Subordinated Debt would otherwise be entitled on account of any Subordinated Debt, but for the subordination provisions of this Agreement, shall be paid directly to the Bank (and any such payments so paid to the Bank shall then not be treated as having been made to the Subordinated Creditor and shall not reduce its claim).


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

            (b) In the event that any such payment on account of Subordinated Debt or distribution of assets of the Borrower shall be received by the Subordinated Creditor in violation of the subordination provisions of this Agreement, such payment or distribution shall be held by the Subordinated Creditor in trust for the benefit of the Bank and, upon demand, shall be paid over forthwith to the Bank.

      4. The Subordinated Creditor irrevocably authorizes and directs the Bank and its successors and assigns and any trustee in bankruptcy, receiver or assignee for the benefit of creditors of the Borrower, whether in voluntary or involuntary liquidation, dissolution or reorganization, to take such action in the name of the Subordinated Creditor as the Bank may deem to be necessary or appropriate to effectuate the subordination provided for in this Agreement and to file all such claims and proofs of claim as the Bank may deem necessary or appropriate to collect on the Subordinated Debt or any of same; and the Subordinated Creditor hereby irrevocably appoints the Bank and its successors and assigns, acting severally, or any such trustee, receiver or assignee, as the attorney- or attorneys-in-fact of the Subordinated Creditor for such purpose, with full powers of substitution and resubstitution. The Subordinated Creditor further appoints the Bank as its attorney-in-fact for the purpose of voting with respect to any plan proposed in any reorganization, arrangement or composition proceedings for the Borrower, it being understood that the Bank may exercise its rights hereunder as the Bank in its sole discretion (acting in a commercially reasonable manner and with written notice to the Subordinated Creditor) may determine, and without regard to the effect which same would have on the interests of the Subordinated Creditor. The powers of attorney granted herein are powers coupled with an interest and are, therefore, irrevocable.

      5. The terms of this Agreement, the subordination effected hereby and the rights of the holder or holders of Senior Debt shall not be affected by: (i) any amendment of or addition or supplement to the Loan Agreement, the Revolving Note, the Term Note or any other instrument or agreement relating to the Senior Debt or securing or guaranteeing any of the Senior Debt, (ii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or any instrument or agreement relating thereto, or securing or guaranteeing any of same, or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of any Senior Debt or any instrument or agreement relating thereto, or securing or guaranteeing any of same, all whether or not the holders of the Subordinated Debt shall have had notice or knowledge of any of the foregoing.

      6. As long as any of the Senior Debt shall be outstanding or any agreement by the Bank as to the advance of funds or other extension of credit to the Borrower shall be in effect:

            (a) No note or instrument evidencing any Subordinated Debt shall be amended, terminated or otherwise affected without the prior written consent of the Bank.

            (b) The Subordinated Creditor will neither demand nor receive any payment of any of the Subordinated Debt, under the Subordinated Note or otherwise, except payments expressly permitted under Section 2 above.


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            (c) The Subordinated Creditor will neither request nor accept any security for any of the Subordinated Debt, except the pledge of the Pledged Shares pursuant to the Stock Pledge.

            (d) None of the Subordinated Debt will be accelerated, unless and until the Senior Debt has been accelerated.

      7. The Subordinated Creditor shall not be entitled to any right of subrogation, contribution or similar right, regardless of any payment made hereunder, unless and until all Senior Debt shall have been indefeasibly paid in full in cash and no facility shall exist pursuant to which further Senior Debt may arise.

      8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      9. The Subordinated Note and each other promissory note now or hereafter evidencing any of the Subordinated Debt shall be marked with the following legend:

      "Payment of this note is subject to the terms and conditions of a Subordination Agreement dated November 15, 2000 between the payee and Fleet National Bank. A copy of said Subordination Agreement may be obtained, upon written request of any holder of this note, from Fleet National Bank, 100 Federal Street, Boston, MA 02110."

      10. Nothing contained in this Agreement or otherwise will in any event be deemed to constitute any holder of Senior Debt the agent of the Subordinated Creditor for any purpose nor to create any fiduciary relationship between any such holder of Senior Debt and the Subordinated Creditor. The Subordinated Creditor acknowledges and agrees that, notwithstanding any subrogation, contribution or similar rights or any other right which the Subordinated Creditor may now or hereafter have, due to payment of the Senior Debt or otherwise, no release, action or inaction with respect to any collateral for Senior Debt; nor any amendment to the Loan Agreement, the Revolving Note, the Term Note or any instrument or agreement relating to, securing or guaranteeing any of the Senior Debt; nor any exercise or non-exercise of any right, power or remedy under or in respect of any of the Senior Debt or any instrument or agreement relating to, securing or guaranteeing any of the Senior Debt; nor any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission (intentional or unintentional) in respect of any of the Senior Debt or any collateral therefor or any instrument or agreement relating to, securing or guaranteeing any of the Senior Debt will in any event give rise to any claim against any holder of Senior Debt or any officer, director, employee or agent of such holder, and the Bank shall be free, in its sole discretion, to do or refrain from doing any of the foregoing, even if the result of any of the foregoing would be to impair the value of any such subrogation, contribution or similar rights.

      11. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.


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      12. The Bank hereby consents to the Borrower's incurrence of the
Subordinated Debt and waives any default under Section 4.1 of the Loan Agreement which would otherwise result therefrom; provided that this consent and waiver is expressly conditioned as follows: (i) the Subordinated Debt to which the Bank consents is solely as described in the subordinated loan documents attached hereto, and the Bank does not consent to any other Subordinated Debt nor to any other terms, (ii) this consent and waiver relate solely to Section 4.1 of the Loan Agreement and not to any other provision of the Loan Agreement, and, without limitation of the foregoing, the Borrower acknowledges that it must continue to comply strictly with each of Sections 3.7 - 3.10, inclusive, of the Loan Agreement, and (iii) this consent and waiver does not constitute a consent or waiver, nor an agreement to give any consent or waiver, with respect to any other or future indebtedness of the Borrower, whether incurred on terms similar to those of the Subordinated Debt or otherwise.

      Executed, as an instrument under seal, as of the day and year first above written.

                                    SUBORDINATED CREDITOR:
                                    MEDTRONIC ASSET MANAGEMENT, INC.


                                    By: s/ Michael D. Ellwein
                                       -----------------------------
                                        Name:  Michael D. Ellwein
                                        Title: Vice President


Accepted:

FLEET NATIONAL BANK


By: s/ Kimberly Martone
   ----------------------------
   Name:  Kimberly Martone
   Title:  Director

Acknowledged and agreed to:

EP Medsystems, Inc.


By: s/ David A. Jenkins
   ----------------------------
   Name: David A. Jenkins
   Title:  President


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